                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 (Registration No. 333-93611) of our report dated March 12, 1999 relating to the financial statements which appear in RailAmerica, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Ft. Lauderdale, Florida
December 29, 1999